UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2018

IHEARTMEDIA CAPITAL I, LLC

(Exact name of registrant as specified in its charter)

Delaware	333-158279-36	27-0263715
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20880 Stone Oak Parkway

San Antonio, Texas 78258

(Address of principal executive offices)

Registrant’s telephone number, including area code: (210) 822-2828

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into Material Definitive Agreement.

Restructuring Support Agreement

On March 16, 2018, iHeartMedia, Inc. (“iHeartMedia”) and its subsidiaries that filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code on March 14, 2018, including iHeartMedia Capital I, LLC (“Capital I”) (collectively, the “Company Parties”), entered into a Restructuring Support Agreement (the “RSA”) with creditors and equityholders (the “Consenting Sponsors”). The RSA relates to the restructuring and recapitalization of the Company Parties (the “Restructuring Transactions”), which will be implemented in the Chapter 11 proceedings.

The parties supporting the RSA hold approximately 82% of the aggregate principal amount of iHeartCommunications, Inc.’s (“iHeartCommunications) Term Loan D and Term Loan E facilities (the “Term Loan Group”), approximately 70% of the aggregate principal amount of iHeartCommunications’ priority guarantee notes (the “PGN Group,” and together with the Term Loan Group, the “Term Loan/PGN Group”), and approximately 73% of the aggregate principal amount of iHeartCommunications’ legacy notes and senior notes due 2021, including 6% held by subsidiaries of iHeartCommunications (collectively with the Term Loan/PGN Group but excluding the subsidiaries of iHeartCommunications, the “Consenting Creditors,” and together with the Consenting Sponsors, the “Consenting Stakeholders”). The parties supporting the RSA hold approximately $11.9 billion of iHeartCommunication’s outstanding indebtedness (including outstanding indebtedness held by subsidiaries of iHeartCommunications).

Pursuant to the RSA, the Consenting Stakeholders have agreed to, among other things, (i) support the Restructuring Transactions and vote in favor of any matter requiring approval to implement the Restructuring Transactions; (ii) use commercially reasonably efforts to cooperate with and assist the Company Parties in obtaining additional support for the Restructuring Transactions from other stakeholders; (iii) solely with respect to the Term Loan/PGN Group and the group of holders of the senior notes due 2021, consult and coordinate in good faith with the Company Parties regarding an alternative restructuring proposal; (iv) refrain from taking any action, except as provided by the RSA, with respect to the proceedings listed in the RSA by or against iHeartCommunications and certain of the Consenting Stakeholders (collectively, the “Texas Litigation”); and (v) vote in favor of the Chapter 11 plan of reorganization to effect the Restructuring Transactions (the “Plan”). In addition, the Consenting Stakeholders agreed not impede or take any other action to interfere with the acceptance, implementation, or consummation of the Restructuring Transactions; encourage alternative restructuring proposals; initiate any litigation or proceeding that is inconsistent with the RSA; or interfere with the Company Parties’ ownership and possession of their assets. The Consenting Stakeholders also agreed to not object to any “consistent alternative proposal,” which is an alternative restructuring proposal that provides for distributions to holders of claims of iHeartCommunications’ legacy notes and senior notes due 2021 (the “Junior Debt Claims”) and equityholders of a value no less than their pro rata share of the value of their corresponding recoveries under the RSA and treats holders of claims with respect to iHeartCommunications’ Term Loan D and E facilities (“Term Loan Credit Facility Claims”) and claims with respect to iHeartCommunications’ priority guarantee notes (the “PGN Claims”) in compliance with applicable law.

Pursuant to the RSA, the Company Parties agreed to, among other things, (i) support and take all steps reasonably necessary and desirable to confirm the Plan and consummate the Restructuring Transactions in accordance with the RSA; (ii) use commercially reasonable efforts to obtain any and all required regulatory and/or third-party approvals for the Restructuring Transactions; (iii) use commercially reasonably efforts to seek additional support for the Restructuring Transactions; (iv) inform Consenting Stakeholders of the status of the Restructuring Transactions, negotiations of definitive documents and desirable authorizations and certain other events; (v) consult and coordinate in good faith with the Term Loan/PGN Group regarding any alternative restructuring proposal; and (vi) refrain from taking any action, except as provided by the RSA, with respect to the Texas Litigation.

The RSA will terminate automatically on the earlier of (i) 365 days from the commencement of the Chapter 11 cases (the “Outside Date”) and (ii) the effective date of the Plan.

The Company Parties may also terminate the RSA upon the occurrence of the following: (a) subject to a cure period, a Consenting Stakeholder breaches its obligations under the RSA; (b) the governing body of any Company Party determines that proceeding with the Restructuring Transactions would be inconsistent with its fiduciary duties or applicable law; (c) the Consenting Creditors holding Term Loan Credit Facility Claims and PGN Claims do not immediately seek an extension of any deadline, order, or proceeding in the Texas Litigation that would require any party to take any action in the Texas Litigation; (d) the issuance by any government authority enjoining the consummation of a material portion of the Restructuring Transactions; or (e) the Bankruptcy Court enters an order denying confirmation of the Plan, each subject to the terms set forth therein.

A required percentage of each group of Consenting Stakeholders may also terminate the RSA upon the occurrence of the following: (a) subject to a cure period stated in the RSA, a Company Party breaches its obligations under the RSA in a manner adverse to the group of Consenting Stakeholders seeking termination; (b) the Company Parties withdraw the Plan or publicly announce their intention not to support the Restructuring Transactions; (c) any Company Party determines that its governing body taking any action or refraining from taking any action with respect to the Restructuring Transactions would be inconsistent with its fiduciary duties or applicable law; (d) any government authority issues an order enjoining the consummation of a material portion of the Restructuring Transactions; (e) the Bankruptcy Court enters an order denying confirmation of the Plan and certain other adverse events in the Chapter 11 cases occur; (f) the failure of any milestone; (g) the termination of the Company Parties’ right to consensually use cash collateral; and (h) solely with respect to Consenting Creditors holding Term Loan Credit Facility Claims and PGN Claims, any Company Party does not immediately seek an extension of any deadline, order, or proceeding in the Texas Litigation that would require any party to take any action in the Texas Litigation.

Term Sheet to the RSA

The material terms regarding the implementation and recoveries of the creditors of the Company Parties in the Restructuring Transactions that are contained in the term sheet attached as Exhibit A to the RSA (the “Term Sheet”) are summarized below:

Milestones

The milestones that the Company Parties must meet or comply with in connection with the Restructuring Transactions are as follows:

•	the Plan, the disclosure statement and a motion for approval of the disclosure statement, all in form and substance reasonably acceptable to the Company Parties and Consenting Stakeholders as provided in the RSA, shall be filed in the Chapter 11 cases within 45 days of the petition date;

•	an order approving the disclosure statement shall be entered by the Bankruptcy Court within 70 days of the filing of the Plan and disclosure statement, subject to extension pursuant to the terms and conditions of the Term Sheet;

•	an order confirming the Plan shall be entered by the Bankruptcy Court within 75 days of the entry of an order approving the disclosure statement; and

•	the effective date of the Plan shall occur by the Outside Date, subject to extension pursuant to the terms and conditions of the RSA.

Separation of CCOH

Upon the effective date of the Plan, Clear Channel Outdoor Holdings, Inc., the indirect, publicly-traded subsidiary of iHeartMedia (“CCOH”), will be separated or spun-off from the Company Parties and the holders of Term Loan Credit Facility Claims and PGN Claims will become the holders of the economic interests in CCOH currently held by the Company Parties (or their subsidiaries).

Post Emergence Capital Structure

As of the effective date of the Plan, the Company Parties’ pro forma exit capital structure will consist of the following:

•	New ABL Facility. A senior secured asset-based revolving credit facility (the “New ABL Facility”) on terms reasonably acceptable to the Company Parties and the required percentage of Consenting Creditors holding Term Loan Credit Facility Claims and PGN Claims, sufficient to fund the distributions required by the Plan.

•	New Secured Debt. $5,750 million in principal amount of secured debt on terms reasonably acceptable to the Company Parties and the required percentage of Consenting Creditors holding Term Loan Credit Facility Claims and PGN Claims (the “New Secured Debt”). The Company Parties and the required percentage of Consenting Creditors holding Term Loan Credit Facility Claims and PGN Claims shall consult with a group of holders of senior notes due 2021 and the Consenting Sponsors with respect to the terms of the New Secured Debt.

•	Reorganized iHeart Equity/Warrants. Subject to the terms therein, the reorganized iHeartMedia shall issue equity in the reorganized iHeartMedia on the effective date of the Plan to holders of iHeartCommunications’ debt securities, and iHeartMedia’s equityholders in the amounts and types of consideration summarized below (in each case, subject to dilution by the post-emergence equity incentive program contemplated by the Term Sheet (the “Equity Incentive Program”).

Proposed Treatment of Certain Claims and Interests Under the Plan

•	ABL Facility Claims. To the extent not already satisfied in full during the Chapter 11 cases, on or as soon as reasonably practicable following the effective date of the Plan, each claim on account of iHeartCommunications’ asset-based term loan and revolving credit facility will be reinstated pursuant to section 1124 of the Bankruptcy Code or receive payment in full in cash.

•	Term Loan Facility Claims and 2019 PGN Claims. Each holder of a Term Loan Credit Facility Claim or a claim with respect to the 9.0% Priority Guarantee Notes due 2019 (the “2019 PGN Claims”) will receive its pro rata share and interest in a supplemental distribution of:

(a)	$131 million in principal amount of New Secured Debt to be issued by reorganized iHeartMedia pursuant to the Plan; and

(b)	a distribution of (i) iHeartMedia warrants, (ii) reorganized iHeartMedia common stock, or (iii) a combination thereof, which will constitute, in the aggregate, 2.21% of the reorganized iHeartMedia Common stock, subject to dilution on account of the Equity Incentive Program; plus its pro rata share (calculated together with Other PGN Claims (as defined below)) and interest in:

(c)	$5,419 million in principal amount of New Secured Debt to be issued by reorganized iHeartMedia pursuant to the Plan upon the occurrence of the effective date of the Plan;

(d)	all excess cash estimated after payment of, among other things, all Restructuring Transaction costs and after consideration of a reserve for minimum liquidity for reorganized iHeartMedia;

(e)	a distribution of (i) iHeartMedia warrants, (ii) reorganized iHeartMedia common stock, or (iii) a combination thereof, which will constitute, in the aggregate, 91.79% of the reorganized iHeartMedia common stock, subject to dilution on account of the Equity Incentive Program; and

(f)	100% of the common equity in CCOH owned by the Company Parties or their subsidiaries.

•	Other PGN Claims. Each holder of claims with respect to priority guarantee notes other than 2019 PGN Claims (the “Other PGN Claims”) will receive its pro rata share (calculated together with the Term Loan Credit Facility Claims and 2019 PGN Claims) and interest in:

(a)	$5,419 million in principal amount of New Secured Debt to be issued by reorganized iHeartMedia;

(b)	all excess cash estimated after payment of, among other things, all Restructuring Transaction costs and after consideration of a reserve for minimum liquidity for reorganized iHeartMedia;

(c)	a distribution of (i) iHeartMedia warrants, (ii) reorganized iHeartMedia common stock, or (iii) a combination thereof, which will constitute, in the aggregate, 91.79% of the reorganized iHeartMedia common stock, subject to dilution on account of the Equity Incentive Program; and

(d)	100% of the CCOH Equity.

•	2021 Notes Claims and Legacy Notes Claims. Each holder of Junior Debt Claims will receive its pro rata share and interest in:

(a)	$200 million in principal amount of New Secured Debt to be issued by reorganized iHeartMedia pursuant to the Plan; and

(b)	a distribution of (i) iHeartMedia warrants, (ii) reorganized iHeartMedia common stock, or (iii) a combination thereof, which will constitute, in the aggregate, 5.0% percent of the reorganized iHeartMedia common stock, subject to dilution on account of the Equity Incentive Program.

•	iHeartMedia Equityholders. Each iHeartMedia equityholder will receive its pro rata share and interest in a distribution of (i) iHeartMedia warrants, (ii) reorganized iHeartMedia common stock, or (iii) a combination thereof, which will constitute, in the aggregate, 1.0% of the reorganized iHeartMedia common stock, subject to dilution on account of the Equity Incentive Program.

•	CCOH Due From Claims. All claims held by CCOH against iHeartCommunications, pursuant to the terms of the intercompany revolving promissory note will receive treatment in a form and substance acceptable to the Company Parties, CCOH, and the required percentage of Consenting Creditors holding Term Loan Credit Facility Claims and PGN Claims.

The foregoing description of the RSA, including the Term Sheet, does not purport to be complete and is qualified in its entirety by reference to the complete text of the RSA, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements contain words such as “may,” “will,” “expect,” “believe,” “would,” “estimate,” “continue,” or “future,” or the negative or other variations thereof or comparable terminology. In particular, they include statements relating to, among other things, the proposed restructuring of iHeartMedia and future outcomes. These forward-looking statements are based on current expectations and projections about future events. Investors are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified, and, consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors, and other factors described from time to time in iHeartMedia’s and Capital I’s reports filed with the Securities and Exchange Commission (including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein):

•	the effects of the Bankruptcy Court rulings in the Chapter 11 proceedings and the outcome of the proceedings in general;

•	the length of time iHeartMedia will operate in the Chapter 11 proceedings;

•	the risk that the restructuring may not be consummated in accordance with the terms of the RSA, or that persons not party to the RSA may successfully challenge the implementation thereof;

•	iHeartMedia’s ability to comply with the milestones set forth in the RSA;

•	risks associated with third party motions in the Chapter 11 proceedings, which may hinder or delay iHeartMedia’s ability to consummate the restructuring;

•	the potential adverse effects of Chapter 11 proceedings on iHeartMedia’s liquidity or results of operations or its ability to pursue its business strategies;

•	litigation outcomes and judicial and governmental body actions, including but not limited to, the assertion and outcome of litigation or other claims that have been brought and may be brought against iHeartMedia by certain creditors;

•	iHeartMedia’s significant liquidity requirements;

•	increased levels of employee attrition during the Chapter 11 proceedings; and

•	economic, business, competitive, and/or regulatory factors affecting iHeartMedia’s and its subsidiaries’ business generally.

Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. iHeartMedia and Capital I disclaim any obligation to update the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are being filed herewith:

10.1	Restructuring Support Agreement, dated March 16, 2018, by and among iHeartMedia, Inc., the subsidiaries party thereto, and the creditors and equityholders party thereto (incorporated by reference to Exhibit 10.1 of iHeartMedia, Inc.’s Current Report on Form 8-K filed March 19, 2018).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IHEARTMEDIA CAPITAL I, LLC

Date: March 19, 2018	By:	/s/ Lauren E. Dean
Lauren E. Dean
Senior Vice President, Associate General Counsel and Assistant Secretary